UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MORGAN STANLEY BITCOIN TRUST

(Exact name of registrant as specified in its charter)

Delaware	32-6833090
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

1585 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units of Beneficial Interest of Morgan Stanley Bitcoin Trust	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-292586

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common units of beneficial interest (the “Shares”) of Morgan Stanley Bitcoin Trust (the “Trust”). An application for listing of the Shares of the Trust has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Trust’s preliminary prospectus, which is a part of the Registration Statement on Form S-1 (Registration No. 333-292586), filed with the Securities and Exchange Commission on March 4, 2026. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 25, 2026	MORGAN STANLEY BITCOIN TRUST

Morgan Stanley Investment Management Inc., as Delegated Sponsor of the Trust

	By:	/s/Scott Steel
	Name:	Scott Steel
	Title:	Managing Director

*The registrant is a trust and this person is signing in their capacity as an officer of Morgan Stanley Investment Management Inc., the Delegated Sponsor of the registrant.